Exhibit 99.1

Nortech Systems Reports Second Quarter Results

MINNEAPOLIS – August 12, 2026 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial, and aerospace & defense markets, reported financial results for the second quarter ended June 30, 2026.

2026 Q2 Highlights:

●	Net sales of $33.5 million in Q2 2026 vs. $30.7 million in Q2 2025
●	Net income of $316 thousand, or $0.11 per basic share in Q2 2026 vs. $313 thousand, or $0.12 per basic share in Q2 2025
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $938 thousand in Q2 2026 vs. $1.1 million in Q2 2025
●	90-day backlog of $33.4 million as of June 30, 2026 vs. $26.6 million as of June 30, 2025
●	Total backlog of $93.8 million as of June 30, 2026, up 20% from June 30, 2025

Management Commentary

“Nortech delivered a solid second quarter, with year-over-year revenue growth, improved gross margins, and continued positive operating income reflecting the benefits of our restructuring actions and disciplined execution,” said President & CEO, Jay D. Miller.

“We are encouraged by the continued strength of our bookings and our backlog, which we view as an important leading indicator of future business prospects, including opportunities in attractive markets such as Aerospace and Defense as well as Medical. We are also seeing continued customer interest in nearshoring and regional manufacturing strategies, where our North American footprint, combined with our China operations, positions Nortech well to support customers’ evolving supply chain needs. As we move through the second half of 2026, we remain focused on converting strong customer engagement into sustainable growth and long-term value.”

Summary Financial Information

The following table provides summary financial information comparing the second quarter 2026 (“Q2 2026”) financial results to the same quarter in 2025 (“Q2 2025”) as well as the six-month period ended June 30, 2026 (“YTD 2026”) with the same period in 2025 (“YTD 2025”).

($ in thousands)	Q2 2026	Q2 2025	% Change	YTD 2026	YTD 2025	% Change
Net sales	$33,540	$30,675	9.3%	$63,856	$57,570	10.9%
Gross profit	$5,703	$4,837	17.9%	$10,405	$7,915	31.5%
Operating expenses	$5,080	$4,095	24.1%	$9,735	$8,786	10.8%
Net income (loss)	$316	$313	1.0%	$282	$(1,003)	(128.1)%
EBITDA	$938	$1,073	(12.6)%	$1,288	$(193)	(767.4)%
Adjusted EBITDA	$938	$1,073	(12.6)%	$1,288	$73	1,664%

Conference Call

The Company will hold a live conference call and webcast at 3:30 p.m. central time on Wednesday, August 12, to discuss the Company’s 2026 second quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer and Senior Vice President of Finance. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 979013. Participants may also access the call via webcast at: https://www.webcaster5.com/Webcast/Page/2814/54239.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding strength and growth of bookings and backlog, future business prospects, opportunities in aerospace and defense and medical markets, converting strong customer engagement into sustainable growth and long-term value, future financial results including increased gross margin, our ability to generate positive EBITDA, nearshoring as a strategic advantage, successful execution of our long-term strategy, our enhanced competitiveness in aerospace, defense, and other high-reliability markets, and effects of restructuring and consolidating manufacturing facilities. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions including changing tariff environment; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; (11) challenges with customers with respect to moving production from one facility to another Company owned facility or (12) financing cost increases and continued availability. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2026	2025	2026	2025

Net sales	$33,540	$30,675	$63,856	$57,570
Cost of goods sold	27,837	25,838	53,451	49,655
Gross profit	5,703	4,837	10,405	7,915
Operating expenses:
Selling	1,484	1,204	2,815	2,388
General and administrative	3,250	2,589	6,264	5,504
Research and development	346	302	656	628
Restructuring charges	-	-	-	266
Total operating expenses	5,080	4,095	9,735	8,786
Income (loss) from operations	623	742	670	(871)
Other expense:
Interest expense, net	(197)	(257)	(453)	(471)
Income (loss) before income taxes	426	485	217	(1,342)
Income tax expense (benefit)	110	172	(65)	(339)
Net income (loss)	$316	$313	$282	$(1,003)

Net income (loss) per common share:
Basic (in dollars per share)	$0.11	$0.12	$0.10	$(0.36)
Weighted average number of common shares outstanding - basic (in shares)	2,805,183	2,773,598	2,795,659	2,767,263
Diluted (in dollars per share)	$0.11	$0.12	$0.09	$(0.36)
Weighted average number of common shares outstanding - diluted (in shares)	2,999,002	2,954,765	3,007,439	2,767,263

Other comprehensive income (loss)
Foreign currency translation	$21	$124	$90	$130
Comprehensive income (loss), net of tax	$337	$437	$372	$(873)

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2026 AND DECEMBER 31, 2025

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	JUNE 30, 2026	DECEMBER 31, 2025
ASSETS
Current assets:
Cash	$1,380	$1,655
Restricted cash	294	-
Accounts receivable, less allowance for credit losses of $154 and $161, respectively	19,850	16,998
Inventories, net	24,512	20,695
Contract assets	16,979	15,184
Prepaid assets and other assets	1,279	1,618
Total current assets	64,294	56,150
Property and equipment, net	4,977	5,203
Operating lease assets, net	6,420	7,016
Deferred tax assets	3,963	3,394
Other intangible assets, net	147	156
Deferred line of credit issuance costs, net	244	-
Total assets	$80,045	$71,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Lines of credit	$7,868	$7,000
Current portion of term loan, net of debt issuance costs	432	-
Accounts payable	14,949	12,809
Accrued payroll and commissions	2,808	1,822
Customer deposits	6,848	5,386
Current portion of operating leases	1,246	1,332
Current portion of finance lease obligations	243	274
Other accrued liabilities	1,644	1,221
Total current liabilities	36,038	29,844
Long-term liabilities:
Term loan, net of debt issuance costs	1,636	-
Long-term operating lease obligations	5,929	6,476
Long-term finance lease obligations	534	626
Other long-term liabilities	434	426
Total long-term liabilities	8,533	7,528
Total liabilities	44,571	37,372
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,853,766 and 2,786,134 shares issued and outstanding, respectively	29	28
Additional paid-in capital	18,409	17,855
Accumulated other comprehensive loss	(619)	(709)
Retained earnings	17,405	17,123
Total shareholders’ equity	35,474	34,547
Total liabilities and shareholders’ equity	$80,045	$71,919

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$282	$(1,003)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	618	678
Compensation on stock-based awards	320	235
Change in allowance for credit losses	(7)	10
Change in inventory reserves	(311)	351
Deferred taxes	(569)	(700)
Changes in current operating items:
Accounts receivable	(2,705)	(2,842)
Inventories	(3,530)	2,714
Contract assets	(1,795)	(1,192)
Prepaid expenses and other assets	338	(1,647)
Accounts payable	2,077	295
Accrued payroll and commissions	978	(94)
Customer deposits	1,463	36
Other accrued liabilities	392	386
Net cash used in operating activities	(2,449)	(2,773)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	9
Purchases of property and equipment	(323)	(367)
Net cash used in investing activities	(323)	(358)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	35,061	51,405
Payments to line of credit	(34,198)	(48,485)
Proceeds from term loan	2,200	-
Payments of debt issuance costs	(290)	-
Principal payments on term loan	(110)	-
Principal payments on financing leases	(124)	(85)
Stock award exercises	235	23
Net cash provided by financing activities	2,774	2,858

Effect of exchange rate changes on cash and restricted cash	17	9

Net change in cash and restricted cash	19	(264)
Cash and restricted cash - beginning of period	1,655	916
Cash and restricted cash - end of period	$1,674	$652

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025

($ in thousands)
Net income (loss)	$316	$313	$282	$(1,003)
Interest	197	257	453	471
Taxes	110	172	(65)	(339)
Depreciation	311	327	609	669
Amortization	4	4	9	9
EBITDA	938	1,073	1,288	(193)
Restructuring charges	-	-	-	266
ADJUSTED EBITDA	$938	$1,073	$1,288	$73

There were no material adjustments to EBITDA in the three or six months ended June 30, 2026 and the three months ended June 30, 2025. Adjustment to EBITDA for the six months ended June 30, 2025 include ($ in thousands):

●	During the first quarter of 2025, we incurred $235 of severance charges for a February 2025 reduction in force to align staffing to our forecasted net sales and $31 of expenses related to our closed Blue Earth facility, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (“LTM”) Ended in Quarter(1)
	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Net Sales	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8	$117.6	$116.7	$118.4	$121.8	$124.7

Gross Profit $ - Adjusted	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4	14.6	15.8	18.0	19.6	20.5
Gross Margin % - Adjusted	15.9%	15.4%	16.6%	16.6%	16.1%	15.3%	13.1%	11.9%	12.4%	13.5%	15.2%	16.1%	16.4%

EBITDA - Adjusted	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)	$(0.4)	$0.7	$2.5	$3.9	$3.7

(1)	For the last twelve-month periods ended June 30, 2026 and June 30, 2025, the Company recorded management incentive compensation expense (reversal of expense) of $647 thousand and ($527) thousand, respectively.

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243